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               @ENTERTAINMENT ANNOUNCES PRELIMINARY AGREEMENT ON THE
                 SALE OF $50,000,000 IN REDEEMABLE PREFERRED STOCK

Hartford, December 23, 1998 -- @Entertainment, Inc. (Nasdaq:ATEN) announced today that it has reached a preliminary agreement with an institutional investor on the sale of a $50,000,000 issue of redeemable preferred stock. The transaction is subject, among other conditions, to approval by the board of directors of the company and the institutional investor and to execution of mutually satisfactory documentation and there can be no assurance that any transaction will be consummated. The company expects to close the transaction in January. The preferred stock will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The aforementioned remarks contain forward-looking statements that involve risks and uncertainties including without limitation those relating to the timing, amount, terms, and consummation of the redeemable preferred stock issuance.

Contacts:

Robert E. Fowler, III                       Chris Plunkett/Mike Smargiassi
Chief Executive Officer                     Brainard Communicators, Inc.
011-44-171-478-3800                         212-986-6667

Donald Miller-Jones
Chief Financial Officer
011-44-171-478-3800